UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 12, 2021

Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 3rd Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On August 12, 2021, Uber Technologies, Inc. (the “Company”), completed its previously announced private offering of $1.5 billion aggregate principal amount of 4.50% Senior Notes due 2029 (the “Notes”) to several investment banks acting as initial purchasers (collectively, the “Initial Purchasers”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), who subsequently resold the Notes to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions to certain non-U.S. persons in reliance on Regulation S under the Securities Act.

The net proceeds from this offering were approximately $1.48 billion, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to finance a portion of the consideration payable in cash, and certain related fees and expenses incurred, in connection with the acquisition of Tupelo Parent, Inc. (which operates Transplace Holdings, Inc.) by Uber Freight Holding Corporation, a majority-owned subsidiary of the Company (the “Transplace Acquisition”).

As of the issue date, one of the Company’s subsidiaries, Rasier, LLC (“Rasier”), has guaranteed the Notes. All of the Company’s domestic restricted subsidiaries that are or become borrowers or guarantors under that certain Term Loan Agreement, dated as of July 13, 2016 (as amended), among the Company, the lenders and issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, will be required to guarantee the Notes. The Notes and the guarantees are the Company’s and the guarantors’ general unsecured senior obligations and are effectively subordinated to all of the Company’s and the guarantors’ existing and future secured obligations, to the extent of the value of the assets securing such obligations. The Notes and the guarantees rank equal in right of payment to all of the Company’s and the guarantors’ existing and future unsecured, unsubordinated obligations, rank senior in right of payment to all of the Company’s and the guarantors’ future subordinated obligations that are expressly subordinated to the Notes, if any, and are structurally subordinated to any existing and future obligations of any of the Company’s subsidiaries that are not guarantors.

The Notes were issued pursuant to an indenture, dated August 12, 2021 (the “Indenture”), among the Company, Rasier and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on August 15, 2029, unless earlier redeemed or repurchased. The Notes will bear interest from August 12, 2021 at a rate of 4.50% per year, in each case payable semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2022.

The Company may redeem some or all of the Notes on or after August 15, 2024 at specified redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem some or all of the Notes at any time prior to August 15, 2024, at a price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to August 15, 2024, the Company may also redeem up to 40% of the aggregate principal amount of the outstanding Notes with the proceeds from certain public equity offerings at a redemption price of 104.50% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If (i) the Transplace Acquisition is not consummated on or prior to February 28, 2023, or (ii) the Stock Purchase Agreement, dated as of July 21, 2021, among the Company, Uber Freight Holding Corporation, Tupelo Parent, Inc., and Tupelo Aggregator LLC (as amended from time to time) is terminated in accordance with its terms before the Transplace Acquisition is consummated, the Notes will be subject to a special mandatory redemption. The special mandatory redemption price is 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date.

Within 30 days following any “Change of Control Triggering Event” (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the change of control payment date.

The Indenture contains covenants that will limit the ability of the Company and certain of its domestic subsidiaries to, among other things:

•	enter into, create, incur or assume certain liens;

•	in the case of certain of the Company’s domestic subsidiaries, create, assume, incur, guarantee or otherwise become liable for additional indebtedness without such subsidiary guaranteeing the Notes on an unsecured unsubordinated basis;

•	in the case of the Company and certain of its domestic subsidiaries, enter into any sale and lease-back transaction of certain property; and

•	consolidate or merge with or into, or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the Company’s assets on a consolidated basis to another person.

In addition, at any time the Notes are rated investment grade and no default or event of default under the Indenture shall have occurred and be continuing, the Company may, at its option, cause the guarantees, if any, to be released and certain covenants to be suspended for the remaining term of the Notes (or until the Notes are no longer rated investment grade or an event of default shall have occurred and be continuing under the Indenture).

The Indenture also provides for certain events of default, which, if any of them occurs and is continuing, would permit or require of the principal, premium, if any, and interest on the then outstanding Notes to be declared immediately due and payable. The following events are considered “events of default” under the Indenture:

•	the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

•	the Company defaults in the payment when due of interest, on or with respect to the Notes and such default continues for a period of 30 days;

•	the Company defaults in the performance of, or breaches any covenant or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in the case of the first two bullet points above) and such default or breach continues for a period of 90 days after either the Trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes have given the Company (with a copy to the Trustee if given by the holders) written notice of the breach in the manner required by the Indenture;

•	(a) the Company fails to make any payment at maturity, after giving effect to any applicable grace period, on any indebtedness in a principal amount in excess of $250 million and continuance of this failure to pay or (b) the Company defaults on any indebtedness which default shall have resulted in the acceleration of indebtedness in a principal amount in excess of $250 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of the first two bullet points above, 30 days or more after the Company receives written notice from the Trustee or the Trustee receives notice from the holders of at least 30% in aggregate principal amount of the Notes then outstanding; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the event of default (and the consequences thereof) shall be deemed cured, annulled and cease to exist;

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries; or

•	the note guarantee of a significant subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any guarantor denies or disaffirms in writing its obligations under the Indenture or any note guarantee, other than by reason of the release of such guarantee in accordance with the terms of the Indenture.

A copy of the Indenture (including the form of the Notes) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the Company’s expectations regarding the expected net proceeds from the offering of the Notes and use of those net proceeds. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, among others, uncertainties and other factors related to the intended use of proceeds from the offering and sale of the Notes, risks and uncertainties related to the pending Transplace Acquisition and market risks, trends and conditions. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Further information on these and other factors that could affect the forward-looking statements in this Current Report on Form 8-K is included in the filings the Company makes with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Copies of these documents may be obtained by the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. Except as required by law, the Company disclaims any obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

Item 8.01	Other Events.

On August 9, 2021, the Company issued a press release announcing its intention to offer $1.5 billion aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 9, 2021, the Company issued a press release announcing the pricing of its offering of $1.5 billion aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 12, 2021, by and between Uber Technologies, Inc., Rasier, LLC and U.S. Bank National Association, as Trustee.
4.2	Form of Global Note, representing Uber Technologies, Inc.’s 4.50% Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
99.1	Press Release dated August 9, 2021.
99.2	Press Release dated August 9, 2021.
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uber Technologies, Inc.

Date: August 12, 2021	By:	/s/ Dara Khosrowshahi
Name: Dara Khosrowshahi
Title: Chief Executive Officer